April 15, 2002

Board of Directors
Valley Forge Life insurance Company
CNA Plaza
43 South
Chicago, IL 60685

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Opinions" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 filed by Valley Forge Life Insurance Company Variable Annuity Separate Account (Reg. File No. 333-01087) with the Securities and Exchange Commission.

In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ WILLIAM K. BORLAND

William K. Borland
Vice President and
Associate General Counsel